IN THE CIRCUIT COURT OF THE ELEVENTH
JUDICIAL CIRCUIT IN AND FOR MIAMI-
DADE COUNTY, FLORIDA

GENERAL JURISDICTION DIVISION

CASE NO. 08-60157 (CA-15)

MIAMi-DADE COUNTY, a
Political subdivision of the State
of Florida,
Petitioner,

vs.

FLORIDA GAMING CENTERS, INC.,
d/b/a Miami Jai Alai, Inc., d/b/a W.J.A.
Realty, Inc., and City National Bank of
Miami, a Florida banking Corp., as
Trustees under Land Trust #5003471,
Dated January 1, 1979

Defendants.
_____________________________________/

SETTLEMENT AGREEMENT
AS TO PARCEL NO. 155 AND PARCEL NO. 155TCE

It is stipulated and agreed by and between the Petitioner, MIAMI-DADE COUNTY, a political subdivision of the State of Florida, and the Defendant, FLORIDA GAMING CENTERS, INC,.. d/b/a Miami Jai Alai, Inc., d/b/a W.J.A. Realty, Inc., and CITY NATIONAL BANK OF FLORIDA, a Florida banking corporation; f/k/a City National Beak of Miami, a Florida banking corporation as Trusties under its Land Trust #5003471, dated January 1, 1979

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 2

(Owners of Parcel No. 155 and Parcel 155 TCE) that:

1.  Parties hereto waive trial by fury in the above-styled cause and consent to the immediate entry of a Finial Judgment ratifying the vesting of fee simple title as to Parcel No. 155 and a Temporary Construction Easement, Parcel 155 TCE, for a period of four years beginning on the date Miami-Dade County acquires title to the Parcel and possession of the temporary construction easement, as same are described in the Petition in County Eminent Domain Proceeding. Miami-Dade County shall require in its contract for construction of this segment of Metrorail that the contractor shall coordinate with Florida Gaming Centers, Inc., its successors or assigns, to provide safe aid suitable pedestrian and vehicular access in accordance with generally accepted traffic engineering standards at all times during construction to the northwesterly remainder of the parent tract.

2.  The amount of $1,014,300.00 represents full and complete compensation for the acquisition of fee simple title as to Parcel No. 155, a portion of the parent tract which is hereinafter referred to as the “Jai Alai Property,” together with Parcel 155 TCE, a temporary construction easement for four (4) years duration on the Jai Alai Property, all as legally described and depicted on Composite Exhibit “A” attached hereto and incorporated herein by reference, said full and complete compensation inclusive of any and all damages, interest, costs, expert fees and statutory attorney’s fees.

3.  In furtherance of this settlement .the panics agree as follows:

a.  The County, in, exchange for the acquisition of Parcels 155 and 155TCE, as provided in paragraph 2 hereinabove, will convey to the Florida Gaming Centers, Inc., its successors or assigns, the 10.982 acre parcel of land immediately to the east of the Jai Alai Property and adjacent to the western right-of way line for NW 37th Avenue, and inclusive of former NW 34th Street right-of-way, if vacated, all as legally described in Exhibit “B” and depicted on Exhibit “C” attached hereto and incorporated herein by reference, and hereinafter referred to as the “Aviation Land.”

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 3

(1)  The value of the Aviation Land together with the closure of or air rights easement grant over N.W. 37th Avenue is agreed between the parties hereto to be $16,742,145.00 (Aviation Parcel”).  Therefore, the difference in value owed by Florida Gaming Centers, Inc., its successors or assigns, to the County for the exchange of the Jai-Alai Property for the Aviation Parcel is $15,727,845.00. All calculations of value contained herein are based on a premium over appraised values in order to account for the increase in value for either the closure of or an air rights easement grant over N.W. 37th Avenue.

(2)  Florida Gaming Centers, Inc., its successors or assigns, have the option at the Initial Closing, as provided in subsection (3) hereinbelow, of paying the full amount of $15,727,845.00 or based on a 10% down payment of $1,572,785.00, finance the remaining $14,155,060.00 with the County at a fixed rate of 7.25 percent amortized for a. term of 15 years, until said principal amount of $14,155,060.00 is fully paid; provided, however, that calculations as for down payment amount will be adjusted in accordance with any changes to the total amount owed to Miami-Dade County under subsection (3) hereinbelow. In addition, any further potential adjustments to the amounts stated in this section shall be made strictly in accordance with the relevant sections of this Settlement Agreement concerning such potential adjustments provided herein below.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 4

(3) At the time of the Initial Closing, which shall take place at the office of the Miami-Dade County Attorney within thirty (30) days after Final Judgment is entered, the approximately 2,283 acres depicted on Exhibit “D” attached hereto of the approximately 10.982-acre Aviation Land that is currently leased by the Florida Gaming Centers, Inc., its successors or assigns, plus the Northwest portion of the previously closed NW 35th Street abutting the leased property, will be convoyed by County Deed to Florida Gaming Canters, Inc., its successors or assigns. The remaining approximately 8.7 acres will be closed in escrow until the Miami River Dredging Project is complete and said 8.7 acre parcel of land can be conveyed unencumbered and free and clear of environmental contamination to the extent that there is no liability on account of environmental contamination and that environmental contamination will not preclude the issuance of any legally permissible building permits. Should Florida Gaming Centers, Inc., its successors or assigns, elect to finance this exchange, it shall only be required at the Initial Closing to make a 10% down-payment not to exceed $348,000.00 and subsequent installment payments on 20% of the financed exchange price until the escrowed County Deed to the remaining property is delivered from escrow to Florida Gaming Centers, Inc., its successors or assigns. Under no circumstances shall Florida Gaming Centers, Inc., its successors or assigns, as a result of this bifurcated closing, be required to pay a total dawn payment of more than 10% of the final full amount to be paid for the Aviation Parcel; that is, at the Final Closing, Florida Gaming Centers, Inc., its successors or assigns, shall make an additional down payment of no more than 10% of the remaining amount of money owed for the Aviation Parcel, so that no more than 10% of the entire final value of the Aviation Parcel shall be paid as a down payment. Florida Gaming Centers, Inc., its successors or assigns, shall execute an appropriate first mortgage and promissory note without any prepayment penalty on the initial financed amount.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 5

b.  Prior to any Final Closing on the Aviation Parcel, a resolution will be presented to the Board of Miami-Dade County Commissioners (the “Board”) within ninety (90) days of the date of Initial Closing for the closure of a remnant right-of-way designated as NW 34th Street between it NW 37th Avenue and NW 36th Avenue contained entirely within the Aviation Parcel, measuring 28,520 square feet, as depicted in Exhibit “E” attached hereto and representing $998,200,00 of the $16,742,145.00 value of the Aviation Parcel.  Should the board vote to deny the closure of NW 34th Street, $998,200.00 would be deducted from the price to be paid by Florida Gaming Centers, Inc., its successors or assigns, for the Aviation Parcel.

c.  After the Initial Closing on the 2,283-acre portion of the Aviation Parcel, a resolution shall be presented to the Board ft the closure of NW 37th Avenue between NW 36th Street and NW South River Drive subject to attaining a perpetual utility easement for existing and future utilities, including construction, maintenance and access for the entire length and width of said NW 37th Avenue right-of-way. This easement is subject to the existing encroachments on N.W. 37th Avenue as depicted on the attached Exhibit “F” (consisting of the chain link fence and an aerial portion of the building which currently cantilevers over N.W. 37th   Avenue sidewalk), unless and until such encroachments are removed. The County agrees to provide 30-days written notice to Florida Gaming Centers, Inc., its successors or assigns, as to any improvements that are initiated by the County within the easement area, except if it is an emergency situation.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 6

d.  Prior to any Final Closing on the Aviation Parcel, a resolution will be presented to the Board within ninety (90) days of the date of Initial Closing for the closure of N.W. 37th Avenue.  The resolution presented to the Board for the closure of N.W. 37th Avenue shall include a contingency that if Florida Gaming Centers, Inc., its successors or assigns, fails to close in accordance with 3.a.(3) hereinabove, on the remainder of the 10.982-acre Aviation Parcel or fails to make payments to satisfy any County or third-party financing on all or a portion of the 10.982 acre site in accordance with the to be agreed upon first mortgage and promissory note terms and payment schedule(s), then any portion of N.W. 37th Avenue that was closed as provided in paragraph 3(c) above, shall revert of the County, and the County Shall have the option, in its sole discretion, to re-open N.W. 37th Avenue as right-of-way provided, however, if Florida Gaming Centers, Inc., its successors or assigns, has completed construction of any improvements within the air rights above N.W. 37th Avenue, then Florida Gaming Centers, Inc., its successors or assigns, shall retain an air rights easement over N.W. 37th Avenue; however, County shall retain and my pursue any other legal right and remedy to enforce this Settlement Ageemrent, as well as any and all financing agreements, including but not limited to, the right to foreclose its first mortgage(s) and promissory note(s) in the Aviation Parcel.

(1)  Should the Board determine a need expand NW 36th Avenue between NW 36th Street and NW North River Drive, Florida Gaming Centers, Inc., its successors or assigns, shall dedicate a 20 foot-wide by 812 foot long strip of land from the eastern edge of the Aviation Parcel as depicted in Exhibit “G” attached hereto, to accommodate art eighty (80’) foot right-of-way which may, at the County’s sole and exclusive discretion, be constructed in the future. In addition, Florida Gaming Centers, Inc., its successors or assigns, shall pay the costs of design, land acquisition and construction for said NW 36th Avenue road expansion as well as any required utility relocations and land acquisitions from other properties; provided, however, Florida Gaming Centers, Inc., its successors or assigns, shall pay no more than $5,700,000.00 for said costs.  The County shall decide if it will expand N.W. 36th Avenue no later than 36 months after the Board votes to close N.W. 37th Avenue.

(a)  Florida Gaming Centers, Inc., its successors or assigns, shall pay up to the maximum of $5,700,000 as drawdowns based on the following schedule:

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 7

(1)  10% of $5,700,000 to be paid at the time the County decides to expand N.W. 36th Avenue, but no earlier than July 1, 2010;

(2)  15% of $5,700,00 to be paid at the time the County issues a Notice to Proceed to the contractor chosen to construct N.W. 36th Avenue;

(3)  45% of $5,700,000 to be paid when the contractor has drawn down 50% of the construction contract amount; and

(4)  30% of $5,700,000 to be paid upon completion of construction; provided, however, Florida Gaming Centers, Inc., its successors or assigns, shall only be liable for actual expenditures for acquisitions, designs and construction up to the total of $5,700,000.  In the event Florida Gaming Centers, Inc., its successors or assigns, have paid the County more than the actual expenditures for acquisition, design and construction N.W. 36th Avenue, then the County shall reimburse that overpayment with thirty (30) days of determining that such overpayment has occurred.

(b)  If the County fails to complete construction of N.W. 36  Avenue within ten (10) yearn from the effective date of the road closing resolution passed by the Board closing N.W. 37 Avenue, then Florida Gaming Centers, Inc., in successor or assigns, shall not be required to pay any costs whatsoever associated with the expansion of N.W. 36th Avenue or if already paid shall be entitled to a reimbursement of that $5,700,000.00 from the County.

(c)  If Miami-Dade County fails to convey the Aviation Parcel to Florida Gaming Centers, Inc., its successors or assigns, or fails to close N.W. 37th Avenue, then Florida Gaming Centers, its successors or assigns, shall not be required to dedicate any land for an expansion of N.W. 36th Avenue nor pay the $5,700,000.00 provided for herein for the expansion of N.W. 36th Avenue.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 8

(2)  However, should the Board vote to deny the closure of that portion of NW 37th Avenue, provided in paragraph 3 (c) hereinabove, then the County shall grant forthwith Florida Gaming Centers, Inc., its successors or assigns, a perpetual air rights easement above the length and width of the NW 37th Avenue right-of-way for its use for the construction of building improvements in furtherance of its business operations.

(a)  With the grant of only an air rights easement over NW 37th Avenue, the premium paid for the Aviation Parcel would then be reduced and the Aviation Parcel valued at $13,872,063.00.

(1)  With the grant of only an air rights easement over NW 37th Avenue, the County may require Florida Gaming Centers, Inc., its successors or assigns., to dedicate an additional ten (10) foot of right-of-way from the Aviation Parcel, said required dedication, legally described and shown on attached composite Exhibit “H” for proposed improvements to NW 37th Avenue.  This would further reduce the square footage of the Aviation Parcel by 3,180 square feet, thereby reducing the value of the Aviation Parcel to $13,779,843.00.   Florida Gaming Centers, Inc., its successors or assigns, are not and shall not be entitled to any compensation from the County whatsoever far said dedication.
(2)  In the event the NW 34th Street right-of way is not closed, the Aviation Parcel value would be further reduced by $827,080.00 to $12,952,763.00.

(b)  The minimum for vertical height requirements for the easement shall meet or may exceed State and local building code requirements for the type and kind of structure or building to be constructed over the N.W. 37th Avenue right-of way.

(c)  Any construction in the air rights easement area shall be subject to the Miami-Dade County Public Works permitting process.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 9

4.  Florida Gaming Centers, Inc., its successors or assigns, shall cause the Florida Power and Light Company easement attached hereto as composite Exhibit “I” to be executed at the time of the Initial Closing.  Miami-Dade County and/or Florida Power and Light shall pay at Initial Closing to Florida Gaming Centers, Inc., its successors or assigns, the sum of $171,045.00 for the 6,516 square foot Florida Power and Light easement depicted in Composite Exhibit “I”.

5.  The escrowed deed shall be delivered to Florida Gaming Centers, Inc., its successors or assigns, at a Final Closing to be mutually agreed upon by the parties hereto, with the appropriate legal description as established by subsequent events contemplated herein after the Initial Closing.  Florida Gaming Centers, Inc., its successors or assigns, if it has chosen to finance the acquisition of the Aviation Parcel shall pay an additional 10% down payment based on the final purchase price as determined in accordance with this Settlement Agreement less the amount paid and financed in the Initial Closing. All appropriate first mortgage and promissory note shall be executed by Florida Gaming Centers, Inc., its successors or assigns, for the Final Closing.  This Final Closing shall take place after the remainder of the Aviation Parcel is released by the United States Army Corps of Engineers and free and clear of environmental contamination in compliance with Section 3a. (3) hereinabove; however, the Final Closing shall occur no later than 60 days from such release compliance, or July l, 2010, whichever is later: provided, Florida Gaming Centers, Inc., its successors or assigns, may elect to close at an earlier date than July 1, 2010.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 10

a.  The parties agree that a subsequent deed conveying the entire Aviation Parcel as same is ultimately determined by the parties may, upon mutual consent, be substituted for the escrowed County Deed and initial County Deed.

b.  The parties also agree that the debt on the entire Aviation Parcel may be consolidated under a single first mortgage and promissory note evidencing the total remaining debt.  Payments on such consolidated mortgage shall be paid as follows: one lump sum based on accrued monthly interest and principal at the end of the first year, unless Jai-Alai has initiated its slot machine operation, then in that event, payments of principal and interest all be paid monthly.

6.  Florida Gaming Centers, Inc., its successors or assigns, shall pay at the Initial Closing all delinquent and due taxes as well as any liens and encumbrances on Parcel 155.

7.  It is stipulated and agreed by the parties that this Settlement Agreement is subject to approval of the Board of County Commissioners of Miami-Dade County, Florida, Citizens Independent Transportation Trust and the Federal Aviation Administration.  Final Judgment shall not be submitted to the Court until after Final approvals provided for herein are received.

8.  The County and Florida Gaming Centers, Inc., its successors or assigns, agree that in the event that either party fails or refuses to go forward with the initial Closing, then either party may elect, without objection by the other party, within 15 days thereof to seek to enforce this Settlement Agreement or declare this Settlement Agreement and subsequent Final Judgment entered thereon, null and void, and pursue under the Petition filed herein a determination of full compensation for the taking of Parcels 155 and 155 TCE pursuant to Chapters 73 and 74, Florida Statutes.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151

Miami-Dade County v. Florida Gaming Centers, et al.
Case No. 08-60157(CA-15)
Page No. 11

9.  The County and Florida Gaming Centers, Inc., its successors or assigns, agree that each and all parties hereto shall bear their own attorney’s fees, expert fees and costs.

DATED this 3rd day of February, 2009.

Respectfully Submitted,

R.A. CUEVAS, JR.
Miami-Dade County Attorney
Stephen P, Clark Center
111 N.W. 1” Street, Suite 2810
Miami, Florida 33128

By:
Thomas Goldstein
Assistant County Attorney
Florida Bar No. 180724
Phone: (305) 375-5151
E-mail: GOLD2@miamidade.gov

FLORIDA GAMING CENTERS, INC.,
d/b/a Miami Jai Alai, Inc., d/b/a
W.J.A. Realty, Inc., and
City National Bank of Florida banking
Corporation, f/k/a City National
Bank of Miami, Florida banking
Corporation as Trustee under Land
Trust #5003471, dated January 1, 1979

By:
W. Bennett Collett, Jr., President
of Florida Gaming Centers

BRIGHAM MOORE, LLP
2525 Ponce de Leon Boulevard
Suite 625
Coral Gables, Florida 33134-6051

By:
Robert C. Byrne, Esquire
Attorney for Florida Gaming Centers,
Inc., d/b/a Miami Jai Alai, Inc.,
d/b/a W.J.A. Realty Inc.

OFFICE OF COUNTY ATTORNEY, MIAMI-DADE COUNTY, FLORIDA
TELEPHONE (305)275-5151